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                                 PETSMART, INC.

                                     ISSUER,

                                       and

                          NORWEST BANK MINNESOTA, N.A.


                                     TRUSTEE


                       ----------------------------------


                                    INDENTURE



                          Dated as of November 7, 1997


                       ----------------------------------



                                  $175,000,000*
                 6 3/4% Convertible Subordinated Notes due 2004






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



* Subject to increase up to $201,250,000

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . .    1
     SECTION 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . . .    1
     SECTION 1.2.   Other Definitions. . . . . . . . . . . . . . . . . . .    7
     SECTION 1.3.   Incorporation by Reference of TIA. . . . . . . . . . .    8
     SECTION 1.4.   Rules of Construction. . . . . . . . . . . . . . . . .    8

ARTICLE II  THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . .    9
     SECTION 2.1.   Form and Dating. . . . . . . . . . . . . . . . . . . .    9
     SECTION 2.2.   Execution and Authentication . . . . . . . . . . . . .   10
     SECTION 2.3.   Registrar and Paying Agent . . . . . . . . . . . . . .   11
     SECTION 2.4.   Paying Agent to Hold Assets in Trust . . . . . . . . .   12
     SECTION 2.5.   Securityholder Lists . . . . . . . . . . . . . . . . .   12
     SECTION 2.6.   Transfer and Exchange. . . . . . . . . . . . . . . . .   12
     SECTION 2.7.   Replacement Securities . . . . . . . . . . . . . . . .   19
     SECTION 2.8.   Outstanding Securities . . . . . . . . . . . . . . . .   19
     SECTION 2.9.   Treasury Securities. . . . . . . . . . . . . . . . . .   20
     SECTION 2.10.  Temporary Securities . . . . . . . . . . . . . . . . .   20
     SECTION 2.11.  Cancellation . . . . . . . . . . . . . . . . . . . . .   20
     SECTION 2.12.  Defaulted Interest . . . . . . . . . . . . . . . . . .   20

ARTICLE III  REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . .   21
     SECTION 3.1.   Right of Redemption. . . . . . . . . . . . . . . . . .   21
     SECTION 3.2.   Notices to Trustee . . . . . . . . . . . . . . . . . .   21
     SECTION 3.3.   Selection of Securities to Be Redeemed . . . . . . . .   22
     SECTION 3.4.   Notice of Redemption . . . . . . . . . . . . . . . . .   22
     SECTION 3.5.   Effect of Notice of Redemption . . . . . . . . . . . .   23
     SECTION 3.6.   Deposit of Redemption Price. . . . . . . . . . . . . .   23
     SECTION 3.7.   Securities Redeemed in Part. . . . . . . . . . . . . .   24
     SECTION 3.8.   Conversion Arrangement on Call For Redemption. . . . .   24

ARTICLE IV  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     SECTION 4.1.   Payment of Principal and Interest on Securities. . . .   24
     SECTION 4.2.   Maintenance of Office or Agency. . . . . . . . . . . .   25
     SECTION 4.3.   Corporate Existence. . . . . . . . . . . . . . . . . .   25
     SECTION 4.4.   Payment of Taxes and Other Claims. . . . . . . . . . .   25
     SECTION 4.5.   Maintenance of Properties and Insurance. . . . . . . .   26
     SECTION 4.6.   Compliance Certificate; Notice of Default. . . . . . .   26
     SECTION 4.7.   Reports. . . . . . . . . . . . . . . . . . . . . . . .   27
     SECTION 4.8.   Limitation on Status as Investment Company . . . . . .   27
     SECTION 4.9.   Waiver of Stay, Extension or Usury Laws. . . . . . . .   27
     SECTION 4.10.  Rule 144A Information Requirement. . . . . . . . . . .   27

ARTICLE V  SUCCESSOR CORPORATION . . . . . . . . . . . . . . . . . . . . .   28
     SECTION 5.1.   Limitation on Merger, Sale or Consolidation. . . . . .   28
     SECTION 5.2.   Successor Corporation Substituted. . . . . . . . . . .   28

ARTICLE VI  EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . .   28
     SECTION 6.1.   Events of Default. . . . . . . . . . . . . . . . . . .   28
     SECTION 6.2.   Acceleration of Maturity Date; Rescission and
                    Annulment. . . . . . . . . . . . . . . . . . . . . . .   30
     SECTION 6.3.   Collection of Indebtedness and Suits for Enforcement
                    by Trustee . . . . . . . . . . . . . . . . . . . . . .   31
     SECTION 6.4.   Trustee May File Proofs of Claim . . . . . . . . . . .   31
     SECTION 6.5.   Trustee May Enforce Claims Without Possession of
                    Securities . . . . . . . . . . . . . . . . . . . . . .   32
     SECTION 6.6.   Priorities . . . . . . . . . . . . . . . . . . . . . .   32
     SECTION 6.7.   Limitation on Suits. . . . . . . . . . . . . . . . . .   33
     SECTION 6.8.   Unconditional Right of Holders to Receive Principal,
                    Premium, Interest and Liquidated Damages . . . . . . .   33
     SECTION 6.9.   Rights and Remedies Cumulative . . . . . . . . . . . .   33
     SECTION 6.10.  Delay or Omission Not Waiver . . . . . . . . . . . . .   34
     SECTION 6.11.  Control by Holders . . . . . . . . . . . . . . . . . .   34
     SECTION 6.12.  Waiver of Past Default . . . . . . . . . . . . . . . .   34
     SECTION 6.13.  Undertaking for Costs. . . . . . . . . . . . . . . . .   35
     SECTION 6.14.  Restoration of Rights and Remedies . . . . . . . . . .   35

ARTICLE VII  TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     SECTION 7.1.   Duties of Trustee. . . . . . . . . . . . . . . . . . .   35
     SECTION 7.2.   Rights of Trustee. . . . . . . . . . . . . . . . . . .   36
     SECTION 7.3.   Individual Rights of Trustee . . . . . . . . . . . . .   37
     SECTION 7.4.   Trustee's Disclaimer . . . . . . . . . . . . . . . . .   37
     SECTION 7.5.   Notice of Default. . . . . . . . . . . . . . . . . . .   37
     SECTION 7.6.   Reports by Trustee to Holders. . . . . . . . . . . . .   37
     SECTION 7.7.   Compensation and Indemnity . . . . . . . . . . . . . .   39
     SECTION 7.8.   Replacement of Trustee . . . . . . . . . . . . . . . .   40
     SECTION 7.9.   Successor Trustee by Merger, Etc.. . . . . . . . . . .   40
     SECTION 7.10.  Eligibility; Disqualification. . . . . . . . . . . . .   41
     SECTION 7.11.  Preferential Collection of Claims Against Company. . .   41

ARTICLE VIII  SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . .   41
     SECTION 8.1.   Satisfaction and Discharge of Indenture. . . . . . . .   41
     SECTION 8.2.   Repayment to the Company . . . . . . . . . . . . . . .   41

ARTICLE IX  AMENDMENTS, SUPPLEMENTS AND WAIVERS. . . . . . . . . . . . . .   42
     SECTION 9.1.   Supplemental Indentures Without Consent of Holders . .   42
     SECTION 9.2.   Amendments, Supplemental Indentures and Waivers with
                    Consent of Holders . . . . . . . . . . . . . . . . . .   42
     SECTION 9.3.   Compliance with TIA. . . . . . . . . . . . . . . . . .   44
     SECTION 9.4.   Revocation and Effect of Consents. . . . . . . . . . .   44
     SECTION 9.5.   Notation on or Exchange of Securities. . . . . . . . .   44
     SECTION 9.6.   Trustee to Sign Amendments, Etc. . . . . . . . . . . .   45

ARTICLE X  RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL. . . . . .   45
     SECTION 10.1.  Repurchase of Securities at Option of the Holder Upon
                    a Change of Control. . . . . . . . . . . . . . . . . .   45

ARTICLE XI SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . .   47
     SECTION 11.1.  Agreement to Subordinate . . . . . . . . . . . . . . .   47
     SECTION 11.2.  Liquidation; Dissolution; Bankruptcy . . . . . . . . .   47

     SECTION 11.3.  Default on Designated Senior Indebtedness. . . . . . .   47
     SECTION 11.4.  Acceleration of Securities . . . . . . . . . . . . . .   48
     SECTION 11.5.  When Distribution Must Be Paid Over. . . . . . . . . .   48
     SECTION 11.6.  Notice by the Company. . . . . . . . . . . . . . . . .   49
     SECTION 11.7.  Subrogation. . . . . . . . . . . . . . . . . . . . . .   49
     SECTION 11.8.  Relative Rights. . . . . . . . . . . . . . . . . . . .   49
     SECTION 11.9.  Subordination May Not Be Impaired by the Company . . .   49
     SECTION 11.10. Distribution or Notice to Representative . . . . . . .   49
     SECTION 11.11. Rights of Trustee and Paying Agent . . . . . . . . . .   50
     SECTION 11.12. Authorization to Effect Subordination. . . . . . . . .   50

ARTICLE XII  CONVERSION OF SECURITIES. . . . . . . . . . . . . . . . . . .   50
     SECTION 12.1.  Conversion Privilege . . . . . . . . . . . . . . . . .   50
     SECTION 12.2.  Exercise of Conversion Privilege . . . . . . . . . . .   51
     SECTION 12.3.  Fractional Interests . . . . . . . . . . . . . . . . .   52
     SECTION 12.4.  Conversion Price . . . . . . . . . . . . . . . . . . .   52
     SECTION 12.5.  Adjustment of Conversion Price . . . . . . . . . . . .   52
     SECTION 12.6. Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or
                    Sale of Assets . . . . . . . . . . . . . . . . . . . .   57
     SECTION 12.7.  Notice of Certain Events . . . . . . . . . . . . . . .   58
     SECTION 12.8.  Taxes on Conversion. . . . . . . . . . . . . . . . . .   59
     SECTION 12.9.  Company to Provide Stock . . . . . . . . . . . . . . .   59
     SECTION 12.10. Disclaimer of Responsibility for Certain Matters . . .   60
     SECTION 12.11. Return of Funds Deposited for Redemption of Converted
                    Securities . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE XIII  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .   60
     SECTION 13.1.  TIA Controls . . . . . . . . . . . . . . . . . . . . .   60
     SECTION 13.2.  Notices. . . . . . . . . . . . . . . . . . . . . . . .   60
     SECTION 13.3.  Communications by Holders with Other Holders . . . . .   61
     SECTION 13.4.  Certificate and Opinion as to Conditions Precedent . .   61
     SECTION 13.5.  Statements Required in Certificate or Opinion. . . . .   62
     SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar. . . . . . .   62
     SECTION 13.7.  Legal Holidays . . . . . . . . . . . . . . . . . . . .   62
     SECTION 13.8.  Governing Law. . . . . . . . . . . . . . . . . . . . .   62
     SECTION 13.9.  No Adverse Interpretation of Other Agreements. . . . .   62
     SECTION 13.10. No Recourse Against Others . . . . . . . . . . . . . .   62
     SECTION 13.11. Successors . . . . . . . . . . . . . . . . . . . . . .   63
     SECTION 13.12. Duplicate Originals. . . . . . . . . . . . . . . . . .   63
     SECTION 13.13. Severability . . . . . . . . . . . . . . . . . . . . .   63
     SECTION 13.14. Table of Contents, Headings, Etc.. . . . . . . . . . .   63
     SECTION 13.15. Qualification of Indenture . . . . . . . . . . . . . .   63

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

     Exhibit A      FORM OF SECURITY . . . . . . . . . . . . . . . . . . .  A-1

     Exhibit B-1    FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                    TRANSFER FROM RULE 144A GLOBAL SECURITY TO REGULATION
                    S GLOBAL SECURITY. . . . . . . . . . . . . . . . . . .B-1-1

     Exhibit B-2    FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                    TRANSFER FROM REGULATION S GLOBAL SECURITY TO RULE
                    144A GLOBAL SECURITY . . . . . . . . . . . . . . . . .B-2-1

     Exhibit B-3    FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                    TRANSFER OF DEFINITIVE SECURITIES. . . . . . . . . . .B-3-1

     Exhibit B-4    FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                    TRANSFER FROM RULE 144A GLOBAL SECURITY OR
                    REGULATION S GLOBAL SECURITY TO DEFINITIVE SECURITY. .B-4-1

     Exhibit C      FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                    ACCREDITED INVESTOR. . . . . . . . . . . . . . . . . .  C-1

                              CROSS-REFERENCE TABLE

   TIA                                                                INDENTURE
 SECTION                                                               SECTION
 -------                                                               -------

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
 (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
 (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
  (a)(4).. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
  (a)(5).. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.8;
                                                                         7.10;

  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.5
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.3
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.3
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
  (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
  (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.6;
                                                                         13.2
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.6;
                                                                         13.2
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
  (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2;
                                                                         7.2;
                                                                         13.4
  (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.2;
                                                                         14.4
  (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
  (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.5
  (f). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(b)
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.5;
                                                                         7.6;
                                                                         13.2
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(a)
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.8;
                                                                         6.11;
                                                                       7.1(b)(c)
  (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.14
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . .    2.9
  (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.11

   TIA                                                                INDENTURE
 SECTION                                                               SECTION
 -------                                                               -------

  (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.12
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.12;
                                                                          6.7
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.3
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.4
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.4
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.1

__________

N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of November 7, 1997, between PETsMART, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., as Trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 6 3/4% Convertible Subordinated Notes due 2004:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.   DEFINITIONS.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial interests in a Global Security, or any conversion of beneficial interests in a Global Security into Common Stock pursuant to Article XII, the rules and procedures of the Depositary that apply to such transfer, exchange or conversion.

          "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

          "BENEFICIAL OWNER" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issuance Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

          "BOARD OF DIRECTORS" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

          "BOARD RESOLUTION" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

          "BUSINESS DAY" means a day that is not a Legal Holiday.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "CHANGE OF CONTROL" occurs when (i) any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of shares representing more than 50% of the combined total voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other person or conveys, transfers or leases, whether directly or indirectly, all or substantially all of its assets to any person, or any other person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged as a result, unless the shareholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion INTER SE as their ownership of the Voting Stock immediately before such transaction, (iii) at any time the Continuing Directors do not constitute the majority of the Board of Directors of the Company, or (iv) the Common Stock of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange or approved for trading on an established automatic over-the-counter trading market in the United States. For purposes of this definition, the terms "person" and "group" shall have the meanings used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issuance Date, whether or not applicable.

          "COMMON STOCK" means the Company's common stock, par value $.0001 per share, or as such stock may be reconstituted from time to time.

          "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "CREDIT FACILITY" means that certain Third Amended and Restated Credit Agreement among the Company, certain lenders and NationsBank of Texas, N.A. as administrative lender, dated as of April 18,1997, as amended.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "DEFINITIVE SECURITIES" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnote 1 thereof.

          "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "DESIGNATED SENIOR INDEBTEDNESS" means (i) all outstanding Indebtedness under the Credit Facility and (ii) any other Senior Indebtedness which (a) at the time of determination has an outstanding principal amount or commitment in excess of $20,000,000 and (b) is specifically designated in the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) as "Designated Senior Indebtedness" for purposes of this Indenture (PROVIDED that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). For purposes of this definition, the term "Credit Facility" shall include any agreement governing Indebtedness incurred to refund, replace or refinance borrowings under the Credit Facility, or any such subsequent replacement or refinancing thereof.

          "DISQUALIFIED CAPITAL STOCK" means, with respect to the Company, Capital Stock of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by the Company, in whole or in part, on or prior to the Stated Maturity of the Securities, provided that only the portion of such Capital Stock which is so convertible, exercisable, exchangeable or redeemable or subject to repurchase prior to such Stated Maturity shall be deemed to be Disqualified Capital Stock.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.

          "INDEBTEDNESS" means, with respect to any person, all obligations, whether or not contingent, of such person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets or (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person, contingent or otherwise (and, without duplication, the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INITIAL PURCHASERS" means Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities, Inc.

          "INSOLVENCY OR LIQUIDATION PROCEEDINGS" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to the creditors of the Company, as such, or to the assets of the Company or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

          "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

          "ISSUANCE DATE" means the date on which the Securities are originally issued and authenticated under the Indenture.

          "JUNIOR SECURITIES" means any Qualified Capital Stock and any Indebtedness of the Company that is fully subordinated in right of payment to Senior Indebtedness to the same extent as the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities.

          "LIEN" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

          "LIQUIDATED DAMAGES" means liquidated damages payable by the Company with respect to the Securities pursuant to the Registration Rights Agreement.

          "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to the Company, the Chief Executive Officer, the Chief Operating Officer, an Executive Vice President, the Senior Vice President and Chief Financial Officer, the Secretary, Assistant Secretary or the Treasurer of the Company.

          "OFFICERS' CERTIFICATE" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5.

          "OPINION OF COUNSEL" means a written opinion from legal counsel (who may be an employee of the Company) who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 13.4 and 13.5.

          "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PRINCIPAL" of any Indebtedness means the principal of such Indebtedness.

          "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PURCHASE AGREEMENT" means that certain Purchase Agreement, dated as of November 4, 1997, by and between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "RECORD DATE" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of November 7, 1997, by and among the Company and the Initial Purchasers.

          "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

          "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES" means, collectively, the 6 3/4% Convertible Subordinated Notes due 2004, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in respect of the Credit Facility and any other Indebtedness of the Company (including, without limitation, any Obligations in respect of such Indebtedness and, in the case of Designated Senior Indebtedness, any interest accruing after the filing of a petition by or against the Company under any Bankruptcy Law, whether or not allowed as a claim after such filing in any proceeding under such Bankruptcy
Law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); PROVIDED, HOWEVER, that Senior Indebtedness does not include (v) Indebtedness evidenced by the Securities, (w) any liability for federal, state, local or other taxes owed or owing by the Company,

(x) Indebtedness of the Company to any of its Subsidiaries, (y) trade payables of the Company, and (z) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall not be senior in right of payment to, or is PARI PASSU with, or is subordinated or junior to, the Securities.

          "SERIES A JUNIOR PARTICIPATING PREFERRED STOCK RIGHTS" means the rights to purchase Series A Junior Participating Preferred Stock of the Company pursuant to the Company's Share Purchase Rights Plan.

          "SHELF REGISTRATION STATEMENT" shall have the meaning specified in the Registration Rights Agreement.

          "SIGNIFICANT SUBSIDIARY" means any subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the date of the Indenture.

          "SPECIAL RECORD DATE" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

          "STATED MATURITY," when used with respect to any Security means November 1, 2004.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

          "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the Nasdaq National Market.

          "TRANSFER RESTRICTED SECURITIES" means Securities (or beneficial interests therein) and shares of Common Stock issuable upon the conversion thereof (or beneficial interests therein) that bear or are required to bear the Restricted Securities Legend.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "TRUST OFFICER" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          SECTION 1.2.   OTHER DEFINITIONS.

                                                                    Defined in
Term                                                                  Section
----                                                                ----------
"Acceleration Notice". . . . . . . . . . . . . . . . . . . . . . . . . .6.2
"Called Securities". . . . . . . . . . . . . . . . . . . . . . . . . . .3.8
"Company". . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
"Conversion Price" . . . . . . . . . . . . . . . . . . . . . . . . . . 12.5
"Conversion Shares". . . . . . . . . . . . . . . . . . . . . . . . .12.5(l)
"Date of Conversion" . . . . . . . . . . . . . . . . . . . . . . . . . 12.2
"Defaulted Interest" . . . . . . . . . . . . . . . . . . . . . . . . . 2.12
"Definitive Securities". . . . . . . . . . . . . . . . . . . . . . . 2.6(b)
"Direct Participants". . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Distribution Date". . . . . . . . . . . . . . . . . . . . . . . . . . 12.5
"DTC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.3
"40-Day Restricted Period" . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Global Securities". . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Equity Interests" . . . . . . . . . . . . . . . . . . . . . . . . .12.5(f)
"Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . .6.1
"Expiration Time". . . . . . . . . . . . . . . . . . . . . . . . . . . 12.5
"Indirect Participants". . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Last Sale Price". . . . . . . . . . . . . . . . . . . . . . . . . . . 12.3
"Legal Holiday". . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.7
"non-electing share" . . . . . . . . . . . . . . . . . . . . . . . . . 12.6
"Notice of Default". . . . . . . . . . . . . . . . . . . . . . . . . 6.1(3)
"Offer". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.5
"Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.3
"Payment Blockage Notice". . . . . . . . . . . . . . . . . . . . . . . 11.2
"Payment Event". . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.1
"Payment Notice" . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.2
"Purchased Shares" . . . . . . . . . . . . . . . . . . . . . . . . .12.5(e)
"QIBs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Registrar". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.3
"Regulation S Global Securities" . . . . . . . . . . . . . . . . . . 2.1(a)
"Representative" . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.5
"Repurchase Date". . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1
"Repurchase Offer" . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1
"Repurchase Offer Period". . . . . . . . . . . . . . . . . . . . . .10.1(b)
"Repurchase Price" . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1
"Repurchase Put Date". . . . . . . . . . . . . . . . . . . . . . . . . 10.1
"Restricted Securities Legend" . . . . . . . . . . . . . . . . . . . 2.6(g)
"Rule 144A Global Securities". . . . . . . . . . . . . . . . . . . . 2.1(a)

          SECTION 1.3.      INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITYHOLDER" means a Holder or a Securityholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          SECTION 1.4.      RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

               (1)    a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)    "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5)    provisions apply to successive events and transactions;

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

          SECTION 2.1.      FORM AND DATING.

          The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a) GLOBAL SECURITIES. Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more registered global Securities without interest coupons (collectively, the "Rule 144A Global Securities") which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for credit to the accounts of participating organizations (collectively, "Direct Participants") and other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, "Indirect Participants"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          Securities offered and sold in reliance on Regulation S under the Securities Act shall be issued initially in the form of one or more registered, global book-entry Securities without interest coupons (collectively, the "Regulation S Global Securities" and, together with the Rule 144A Global Securities, the "Global Securities"), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the 40-day period commencing on the day after the later of the offering date and the Issuance Date (the "40-day Restricted Period"), beneficial interests in the Regulation S Global Securities may be held only through Euroclear or Cedel and, pursuant to the Depositary's procedures, Indirect Participants that hold a beneficial interest in the Regulation S Global Securities will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the Rule 144A Global Securities. After the 40-Day Restricted Period, (i) beneficial interests in the Regulation S Global Securities may be transferred to a person that takes delivery in the form of an interest in the Rule 144A Global Securities and (ii) beneficial interests in the Rule 144A Global Securities may be transferred to a person that takes delivery in the form of an interest in the Regulation S Global Securities, PROVIDED, in each case, that the certification requirements set forth in Section 2.6 are complied with. The aggregate principal amount of the Regulation S Global Securities from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Global Securities that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

          Except as set forth in Section 2.6 hereof, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to Rule 144A Global Securities and Regulation S Global Securities deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2, authenticate and deliver the Global Securities that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Participants shall have no rights either under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee, as custodian for the Depositary, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

          (c) DEFINITIVE SECURITIES. Securities issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

          SECTION 2.2.      EXECUTION AND AUTHENTICATION.

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence, and the only evidence, that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $201,250,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $201,250,000 except as provided in Section 2.7; PROVIDED, that Securities in excess of $175,000,000 shall not be issued other than pursuant to the over-allotment option granted by the Company to the Initial Purchasers as provided in the Purchase Agreement. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.3.      REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and X and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

          SECTION 2.4.      PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Event, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

          SECTION 2.5.      SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

          SECTION 2.6.      TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the legend in
Section 2.6(g). Transfers of beneficial interests in the Global Securities to Persons required to take delivery thereof in the form of an interest in another Global Security shall be permitted as follows:

               (i) RULE 144A GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY. Prior to the expiration of the 40-Day Restricted Period, an owner of a beneficial interest in a Rule 144A Global Security will not be permitted to transfer its interest to a Person who takes delivery thereof in the form of an interest in a Regulation S Global Security. If, at any time after the expiration of the 40-Day Restricted Period, an owner of a beneficial interest in a Rule 144A Global Security deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such Rule 144A Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Security, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a

Regulation S Global Security as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security in an amount equal to the beneficial interest in the Rule 144A Global Security to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities and pursuant to, and in accordance with, Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Security and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Security by the principal amount at maturity of the beneficial interest in the Rule 144A Global Security to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Security equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Security, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Security that is being exchanged or transferred.

               (ii) REGULATION S GLOBAL SECURITY TO RULE 144A GLOBAL SECURITY. Prior to the expiration of the 40-Day Restricted Period, an owner of a beneficial interest in a Regulation S Global Security will not be permitted to transfer its interest to a U.S. Person who takes delivery thereof in the form of an interest in a Rule 144A Global Security. If, at any time after the expiration of the 40-Day Restricted Period, an owner of a beneficial interest in a Regulation S Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its beneficial interest in such Regulation S Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Security, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Security as provided in this Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the beneficial interest in the Regulation S Global Security to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Security reasonably believes that the Person acquiring such interest in a Rule 144A Global Security is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Security and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Security by the principal amount at maturity of the beneficial interest in the Regulation S

Global Security to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Security equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Security and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Security that is being exchanged or transferred.

          (b) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Securities or to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Securities are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

               (i) in the case of Definitive Securities that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company or any of its Subsidiaries, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                      (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                      (C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                      (D) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto), a certification substantially in the form of Exhibit C hereto, and, if the Company so requests, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act and such transfer complies with any applicable blue sky securities laws of any State of the United States; or

                      (E) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (c) TRANSFER OF A BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY OR REGULATION S GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

               (i) Any Person having a beneficial interest in a Rule 144A Global Security or Regulation S Global Security, after expiration of the 40-day Restricted Period, may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Security or Regulation S Global Security, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                      (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

                      (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);

                      (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto) and a certificate from the applicable transferee (in substantially the form of Exhibit C hereto); or

                      (D) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Securities Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, cause the aggregate principal amount of Rule 144A Global Securities or Regulation S Global Securities, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

               (ii) Definitive Securities issued in exchange for a beneficial interest in a Rule 144A Global Security or Regulation S Global Security, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Following any such issuance of Definitive Securities, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Security to reflect the transfer.

          (d) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in Section 2.6(g)), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (e) TRANSFER AND EXCHANGE OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may be transferred or exchanged for a beneficial interest in a Global Security; PROVIDED that the transferor delivers to the Trustee a written certificate and if the Company so requests, an Opinion of Counsel, confirming that in connection with such transfer, it has complied with the restrictions on transfer contained herein.

          (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

               (i) the Depositary for the Securities (x) notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice or (y) has ceased to be a clearing agency registered under the Exchange Act;

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture; or

               (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Securities,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Securities in an aggregate principal amount equal to the principal amount of the Global Securities in exchange for such Global Securities.

          (g)  LEGENDS.

               (i)    Except as permitted by the following paragraphs (ii),
(iii) and (iv), each Security certificate evidencing Global Securities and Definitive Securities (and all securities issued in exchange therefor or substitution thereof) shall bear the legend (the "Restricted Securities Legend") in substantially the following form:

     "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) AGREES, FOR THE BENEFIT OF PETSMART, INC., THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") PURCHASING FOR ITS OWN

     ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2),
     (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act (other than to an Affiliate of the Company) or pursuant to an effective registration statement under the Securities Act:

                      (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of Exhibit B-4 hereto; and

                      (B) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

               (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                      (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                      (B) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof.

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITIES. At such time as all beneficial interests in Global Securities have been exchanged for Definitive Securities, redeemed, repurchased or cancelled, all Global Securities shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement may be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction but any failure to make such an endorsement shall not affect the reductions.

          (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 10.1 and 12.8).

               (iii) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

               (iv)   The Company and the Registrar shall not be required:
(A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Securities for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, (C) to issue, to register the transfer of or to exchange any Securities in respect of which a form entitled "Option of Holder to Elect Purchase" has been given to the Paying Agent and not withdrawn by the Holder thereof in accordance with Section 10.1, or (D) to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

               (v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vi) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

               (vii) If the Trustee receives a request for any transfer for which the Company may require an Opinion of Counsel pursuant to the terms of this Article II, the Trustee shall promptly notify the Company of such request.

          SECTION 2.7.      REPLACEMENT SECURITIES.

          If a mutilated Security is surrendered to the Company or the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company and the Trustee, to the Company or the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, then in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.8.      OUTSTANDING SECURITIES.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          Except as otherwise set forth herein, if on a Redemption Date (or on the maturity date of the Securities) the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with the provisions of this Indenture and such payment is not otherwise prohibited pursuant to Article XI hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.      TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

          SECTION 2.10.     TEMPORARY SECURITIES.

          Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Definitive Securities authenticated and delivered hereunder.

          SECTION 2.11.     CANCELLATION.

          All Securities surrendered for payment, redemption, conversion, repurchase, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and promptly cancelled by it. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12.     DEFAULTED INTEREST.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other practical and lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, by so notifying the Trustee at least fifteen days prior to such payment (or such shorter period as may be acceptable to the Trustee or permitted in accordance with the rules of any applicable securities exchange).

          Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


                                   ARTICLE III

                                   REDEMPTION

          SECTION 3.1.      RIGHT OF REDEMPTION.

          Redemption of Securities at the Company's option shall be made in accordance with Paragraph 5 of the Securities and this Article III.

          SECTION 3.2.      NOTICES TO TRUSTEE.

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.3.      SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed, on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary and legal requirements and in compliance with the requirements of the principal national securities exchange or national market system, if any, on which the Securities are listed.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.4.      NOTICE OF REDEMPTION.

          At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed. At the Company's written request to the Trustee not less than 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

               (1) the Redemption Date, and that the Securities called for redemption may not be converted after the Business Day prior to the Redemption Date;

               (2) the Redemption Price, including the amount of accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, to be paid upon such redemption;

               (3)    the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date;

               (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.6 hereof or
     (b) such redemption payment is prohibited pursuant to Article XII hereof or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to the

     Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

               (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

               (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

               (8)    the CUSIP number of the Securities to be redeemed; and

               (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

          SECTION 3.5.      EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption (except for Securities that are converted in accordance with the terms of the Indenture) become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; PROVIDED that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and PROVIDED FURTHER that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.6.      DEPOSIT OF REDEMPTION PRICE.

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest and Liquidated Damages, if any, on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XII or otherwise, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest and Liquidated Damages not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

          SECTION 3.7.      SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.8.      CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

          Notwithstanding anything to the contrary contained in this Indenture, in connection with any redemption of Securities, the Company, by an agreement with one or more investment bankers or other purchasers, may arrange for such purchasers to purchase all Securities called for redemption (the "Called Securities") which are either (i) surrendered for redemption or (ii) not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, and to convert the same into shares of Common Stock, by the purchasers' depositing with the Trustee (acting as Paying Agent with respect to the deposit of such amount and as conversion agent with respect to the conversion of such Called Securities), in trust for the Holders of the Called Securities, on or prior to the Redemption Date in the manner agreed to by the Company and such purchasers, an amount sufficient to pay the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, payable by the Company on redemption of such Called Securities. In connection with any such arrangement for purchase and conversion, the Trustee as Paying Agent shall pay on or after the Redemption Date such amounts so deposited by the purchasers in exchange for Called Securities surrendered for redemption prior to the close of business on the Redemption Date and for all Called Securities surrendered after such Redemption Date. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, of such Called Securities shall be satisfied and discharged to the extent such amount is so paid by such purchasers, provided, however, that nothing in this
Section 3.8 shall in any way relieve the Company of the obligation to pay such Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, on all Called Securities to the extent such amount is not so paid by said purchasers. For all purposes of this Indenture, any Called Securities surrendered by Holders for redemption, and any Called Securities not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, shall be deemed acquired by such purchasers from such Holders and surrendered by such purchasers for conversion and shall in all respects be deemed to have been converted, all as of immediately prior to the close of business on the Redemption Date, subject to the deposit by the purchasers of the above amount as aforesaid. Nothing in this Section shall in any way limit the right of any Holder of a Security to convert his Security pursuant to the terms of this Indenture any time prior to the close of business on the Redemption Date.

                                   ARTICLE IV

                                    COVENANTS

          SECTION 4.1.      PAYMENT OF PRINCIPAL AND INTEREST ON SECURITIES.

          The Company shall pay the principal of, premium, if any, interest on, and Liquidated Damages with respect to, the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest or Liquidated Damages, if any, on, or other payments with respect to, the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New
York City time on that date, Cash deposited and designated for and sufficient to pay the installment or other payment.

          The Company shall pay interest on overdue principal, premium, if any, installments of interest and Liquidated Damages at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 4.2.      MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee as such office.

          SECTION 4.3.      CORPORATE EXISTENCE.

          Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 4.4.      PAYMENT OF TAXES AND OTHER CLAIMS.

          Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or dis-charged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which such disputed amounts the need for adequate reserves have been reviewed in accordance with GAAP.

          SECTION 4.5.      MAINTENANCE OF PROPERTIES AND INSURANCE.

          The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

          The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company or such Subsidiary.

          SECTION 4.6.      COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

          SECTION 4.7.      REPORTS.

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee, within 15 days after it is or would have been required to file such with the SEC, (a) annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company was subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing).

          SECTION 4.8.      LIMITATION ON STATUS AS INVESTMENT COMPANY.

          The Company shall not become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          SECTION 4.9.      WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, interest on, or Liquidated Damages with respect to the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10.     RULE 144A INFORMATION REQUIREMENT.

          If at any time there are Transfer Restricted Securities outstanding and the Company shall cease to have a class of equity securities registered under Section 12(b) of the Exchange Act or shall cease to be subject to Section 15(d) of the Exchange Act, the Company shall furnish, within a reasonable period of time, to the Holders or beneficial holders of the Securities or the underlying Common Stock and prospective purchasers of Securities or the underlying Common Stock designated by the Holders of Transfer Restricted Securities, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Shelf Registration Statement has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the Shelf Registration Statement.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

          SECTION 5.1.      LIMITATION ON MERGER, SALE OR CONSOLIDATION.

          (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, assign, lease, convey, transfer or otherwise dispose of all or substantially all of its properties or assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Securities and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture, comply with the Indenture and that all conditions precedent relating to such transactions have been satisfied.

          (b) For purposes of clause (a) of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.2.      SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1.      EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) failure by the Company to pay any installment of interest or Liquidated Damages, if any, on the Securities as and when due and payable, whether or not such payment is prohibited by Article XI, or failure by the Company to perform any conversion of the Securities required under this Indenture, and the continuance of such failure for a period of 30 days;

               (2) failure by the Company to pay all or any part of the principal of, or premium, if any, on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, whether or not such payment is prohibited by Article XI;

               (3)    failure by the Company to comply with the provisions of
     Article X;

               (4) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such default or breach, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

               (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Event") or (b) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Event or the maturity of which has been so accelerated, is an amount which, in the aggregate, is equal to or greater than $20,000,000;

               (6) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 75 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (7) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

               (8) final unsatisfied judgments aggregating in excess of $20,000,000, at any one time shall have been rendered against the Company or any of its Subsidiaries and not have been paid, stayed, bonded or discharged within 60 days after their entry.

          If a Default occurs and is continuing, the Trustee shall, within 90 days after the occurrence of such default, give to the Holders notice of such default.

          SECTION 6.2.      ACCELERATION OF MATURITY DATE; RESCISSION AND
ANNULMENT.

          If an Event of Default (other than an Event of Default specified in Section 6.1(6) or (7) relating to the Company or any of its Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), including in each case accrued interest and Liquidated Damages, if any, thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) relating to the Company or any Significant Subsidiary occurs, all of the principal of all outstanding Securities and accrued interest thereon will be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of no less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

               (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                      (A)   all overdue interest on all Securities,

                      (B) the principal of (and premium, if any, applicable to) any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities and Liquidated Damages, if any thereof,

                      (C) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rate borne by the Securities,

                      (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

               (2) all Events of Default, other than the non-payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in
     Section 10.1.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

          SECTION 6.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (1) or
(2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest and Liquidated Damages, if any, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest and Liquidated Damages, if any, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4.      TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, interest or Liquidated Damages, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

               (1) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Liquidated Damages, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding; and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6.      PRIORITIES.

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

          SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XI;

          THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), interest and Liquidated Damages, if any, on, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and Liquidated Damages, if any, respectively; and

          FOURTH: To whomsoever may be lawfully entitled thereto, the remainder, if any.

          SECTION 6.7.      LIMITATION ON SUITS.

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

               (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM, INTEREST AND LIQUIDATED DAMAGES.

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium if any, interest and Liquidated Damages, if any, on, such Security when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase
Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9.      RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10.     DELAY OR OMISSION NOT WAIVER.

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11.     CONTROL BY HOLDERS.

          The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED, that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.12.     WAIVER OF PAST DEFAULT.

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

               (A) in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on, any Security not yet cured as specified in clauses (1) and (2) of Section 6.1, or

               (B)    in respect of a covenant or provision hereof which, under
     Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13.     UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium (if any), or interest on, any Security on or after the respective Stated Maturity of such Security (including, in the case of redemption, on or after the Redemption Date).

          SECTION 6.14.     RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VII

                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          SECTION 7.1.      DUTIES OF TRUSTEE.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default or an Event of
Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.2.      RIGHTS OF TRUSTEE.

          Subject to Section 7.1:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) Subject to Section 7.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1) or 6.1(2), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          SECTION 7.3.      INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4.      TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5.      NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, interest or Liquidated Damages, if any, on, any Security (including the payment of the Repurchase Price on the Repurchase Date and the payment of the Redemption Price on the Redemption Date, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          SECTION 7.6.      REPORTS BY TRUSTEE TO HOLDERS.

          (a) Within 60 days after each November 1 beginning with the November 1, 1998 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder, as their names and addresses appear on the Company's register of Securities, a brief report dated as of such November 1 that complies with TIA Section 313(a) with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period no report need be transmitted):

               (1) any change to its eligibility and its qualifications under TIA Section 310;

               (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of TIA Section 310(b);

               (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities outstanding on the date of such report;

               (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or
     (6) of TIA Section 311(b);

               (5) any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

               (6) any change to any release, or release and substitution, of property subject to the lien of the Indenture (and the consideration therefor, if any) which has not been previously reported;

               (7) any additional issue of Securities which the Trustee has not previously reported; and

               (8) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with an Indenture provision authorized by TIA Section 315(b).

          (b) The Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the Company's register of Securities, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Section 7.6(a) hereof (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities outstanding at such time, such report to be transmitted within 90 days of such time.

          (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the SEC and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange. The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          SECTION 7.7.      COMPENSATION AND INDEMNITY.

          The Company agrees to pay to the Trustee from time to time such compensation for its services as shall have been mutually agreed to in writing between the Company and the Trustee for all services rendered by the Trustee hereunder, whether in its capacity as Trustee, Paying Agent, Securities Custodian, Registrar or otherwise. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon its written request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with any provision of this Indenture, except any such expense, disbursement or advance as may be attributable to its (or that of its agents or counsel) negligence, bad faith or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence, bad faith or willful misconduct on its or their part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8.      REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company in writing; provided that no such resignation shall become effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b)  the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.      SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

          The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

          SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

          SECTION 8.1.      SATISFACTION AND DISCHARGE OF INDENTURE.

          The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII) when (a) it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and not theretofore cancelled, or (b) all the Securities not theretofore cancelled and delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall irrevocably deposit with the Trustee, in trust, cash or U.S. Government Obligations sufficient to pay at maturity or upon redemption of all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) not theretofore cancelled or delivered to the Trustee for cancellation, all sums, including principal and premium, if any, and interest and Liquidated Damages, if any, due or to become due to such date of maturity or redemption date, as the case may be, and in either case (a) or (b) each of the following conditions shall be satisfied:

               (1)    The Company has paid all sums payable under the Indenture;
     and

               (2) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

However, in the case of clause (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 7.7, 7.8 and 8.2 and in Article 12, shall survive until the Securities are no longer outstanding.

          SECTION 8.2.      REPAYMENT TO THE COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Security and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages has become due and payable shall be paid to the Company on its request; and the

Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1.      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to cure any ambiguity, defect, or inconsistency, or to make any other change not inconsistent with the provisions of this Indenture that does not adversely affect the rights of any Holder, PROVIDED the Trustee may require the Company to deliver to it an Opinion of Counsel stating that such change pursuant to this clause (1) does not adversely affect the rights of any Holder in any respect;

               (2) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that provides additional rights or benefits to the Holders;

               (3) to provide for uncertificated Securities in addition to or in the place of certificated Securities;

               (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V; or

               (5) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

               (6) to make provision with respect to the conversion rights of Holders pursuant to Section 12.6.

          SECTION 9.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

          Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities

(including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities) may, in writing, waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

               (1) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

               (2) change the Stated Maturity of any Security or reduce the principal amount thereof or impair the right to institute suit for the enforcement of any such payment or the conversion of any Security on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Repurchase Price, or alter the provisions of the Repurchase Offer or the redemption provisions;

               (3) reduce the rate (or extend the time for payment) of interest or Liquidated Damages, if any, thereon or any premium payable upon the redemption thereof, or change the place of payment where any Security or any premium or the interest thereon is payable;

               (4) waive a Default or Event of Default in the payment of principal or premium, if any, interest or Liquidated Damages, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the Payment Event that resulted from such acceleration);

               (5) change the coin or currency in which, any Security or any premium, interest or Liquidated Damages thereon is payable;

               (6)    make any change in the provisions of Sections 6.8 or 6.12;

               (7) modify any of the provisions of Article XI or Article XII hereof in a manner adverse to such Holder or otherwise adversely affect the right of such Holder to convert Securities; or

               (8) modify any of the provisions of this Article IX, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be amended, modified or waived without the consent of the Holder of each outstanding Security affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

          SECTION 9.3.      COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4.      REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (5) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on to a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          SECTION 9.5.      NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.6.      TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                    ARTICLE X

              RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

          SECTION 10.1. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

          (a) In the event that a Change of Control occurs, the Company shall commence an irrevocable and unconditional offer, in accordance with the requirements of Section 10.1(b) below, to repurchase all or any part of the then outstanding Securities (PROVIDED, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date") that is no later than 60 days after the occurrence of such Change of Control, at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Repurchase Date.

          (b) In the event that, pursuant to this Section 10.1, the Company shall be required to commence an irrevocable and unconditional offer to purchase Securities (a "Repurchase Offer"), the Company shall follow the procedures set forth in this Section 10.1 as follows:

               (1) the Repurchase Offer shall commence within 30 days following a Change of Control;

               (2) the Repurchase Offer shall remain open for not less than 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period"); PROVIDED, HOWEVER, that under no circumstances shall the Repurchase Date occur later than 90 days after the Change of Control;

               (3) upon the expiration of a Repurchase Offer, the Company shall purchase all Securities tendered in response to the Repurchase Offer;

               (4) if the Repurchase Date is on or after an interest payment record date and on or before the related Interest Payment Date, and any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Repurchase Offer;

               (5) the Company shall provide the Trustee with notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer; and

               (6) on or before the commencement of any Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

                      (i) that the Repurchase Offer is being made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                      (ii) the Repurchase Price (including the amount of accrued and unpaid interest, if any), the Repurchase Date and the Repurchase Put Date;

                      (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest, if any;

                      (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to Article XI, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

                      (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Date and (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

                      (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                      (vii) a brief description of the events resulting in such Change of Control.

          Any such Repurchase Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the Repurchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. All questions to the validity, eligibility (including time of receipt), withdrawal and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.


                                   ARTICLE XI

                                  SUBORDINATION

          SECTION 11.1.     AGREEMENT TO SUBORDINATE.

          The Company agrees, and each Holder of Securities by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

          SECTION 11.2.     LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any payment or distribution to creditors of the Company of any kind, whether in cash, property or securities in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, whether voluntary or involuntary, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness before the Holders of Securities will be entitled to receive any payment or distribution of any kind with respect to the Securities, and until all Obligations with respect to Senior Indebtedness are paid in full, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Securities may receive and retain Junior Securities).

          SECTION 11.3.     DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

          The Company also shall not make any payment upon or in respect of the Securities (except in Junior Securities) if (i) a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity, and in the case of this clause (ii) only, the Trustee receives a notice of such default invoking the provisions described in this paragraph (a "Payment Blockage Notice") from the holders of any Designated Senior Indebtedness or any agent or trustee therefor. Payments on the Securities may and shall be resumed (a) in the case of a Payment Event, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee. No new period of payment blockage may be commenced unless and until (i) 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

          Whenever the Company is prohibited from making any payment in respect of the Securities, the Company also shall be prohibited from making, directly or indirectly, any payment of any kind on account of the purchase or other acquisition of the Securities.

          SECTION 11.4.     ACCELERATION OF SECURITIES.

          In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any Holder of Securities in respect of Obligations with respect to Securities and may not acquire or purchase any Securities from the Trustee or any Holder of Securities until all Senior Indebtedness then due and payable has been paid in full or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

          SECTION 11.5.     WHEN DISTRIBUTION MUST BE PAID OVER..

          In the event that the Trustee or any Holder of a Security receives any payment of any Obligations with respect to the Securities at a time when such payment is prohibited by Section 11.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued (the "Representative"), as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of the Securities or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          SECTION 11.6.     NOTICE BY THE COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, which notice shall specifically refer to this Article 11, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article.

          SECTION 11.7.     SUBROGATION.

          After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders of the Securities shall be subrogated (equally and ratably with all other PARI PASSU indebtedness) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of the Securities have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders of the Securities is not, as between the Company and Holders of the Securities, a payment by the Company on the Securities.

          SECTION 11.8.     RELATIVE RIGHTS.

          This Article defines the relative rights of Holders of the Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (1) impair, as between the Company and Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay principal of, premium, interest and Liquidated Damages on the Securities in accordance with their terms;

               (2) affect the relative rights of Holders of the Securities and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

               (3) prevent the Trustee or any Holder of the Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of the Securities.

          If the Company fails because of this Article to pay principal of, premium or interest on a Security on the due date, the failure is still a Default or Event of Default.

          SECTION 11.9.     SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

          No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

          SECTION 11.10.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

          SECTION 11.11.    RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article, which notice shall specifically refer to this Article 11. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          SECTION 11.12.    AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Securities held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.4 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.


                                   ARTICLE XII

                            CONVERSION OF SECURITIES

          SECTION 12.1.     CONVERSION PRIVILEGE.

          Subject to and upon compliance with the provisions of this Article XII, at the option of the Holder thereof, any Security may at any time be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities (which includes the related Series A Junior Participating Preferred Stock Rights), at the conversion price in effect at the Date of Conversion, until and including, but not after the close of business on November 1, 2004 (or if such day is not a Business Day, the Business Day next preceding November 1, 2004), or unless such Security or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the redemption price in accordance with the terms of this Indenture, in which case,


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with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase, such Security or portion thereof may be so converted until and including, but not after, the close of business on the Business Day prior to the Redemption Date or Repurchase Date, as applicable, for such Security, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

          SECTION 12.2.     EXERCISE OF CONVERSION PRIVILEGE.

          In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date which occurs within such period, accompanied also by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Security being surrendered for conversion, notwithstanding such conversion. The Holder of any Security at the close of business on a Record Date will be entitled to receive the interest payable on such Security on the corresponding Interest Payment Date notwithstanding the conversion thereof after such Record Date. The interest payment with respect to a Security called for redemption on a date during the period from the close on or after any record date to the close of business on the business day following the corresponding payment date will be payable on the corresponding interest payment date to the registered Holder at the close of business on that record date (notwithstanding the conversion of such Security before the corresponding interest payment date) and a Holder who elects to convert need not include funds equal to the interest paid. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Securities surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of Section
12.8 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article XII and Cash, as provided in Section 12.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Security shall have been properly surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Company shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no


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payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

          In order to exercise the conversion privilege with respect to any interest in a Global Security, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program and follow the other procedures set forth in such program in accordance with the Applicable Procedures.

          Upon conversion of a Global Security, the Trustee, or the Securities Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby.

          SECTION 12.3.     FRACTIONAL INTERESTS.

          No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 12.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Nasdaq National Market (or if not listed for trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the Nasdaq National Market (or if not listed for trading thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

          SECTION 12.4.     CONVERSION PRICE.

          The conversion price per share of Common Stock issuable upon conversion of the Securities shall initially be $8.75 (or 114.2857 shares of Common Stock per $1,000 principal amount of Notes).

          SECTION 12.5.     ADJUSTMENT OF CONVERSION PRICE.

          The conversion price (herein called the "Conversion Price") shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (1) make or pay a dividend (or other distribution) in shares of Common Stock on Common Stock of the Company, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (i)


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

below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution of the type described in clause (1) above is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (g) below) on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

               (i) the Conversion Price in effect immediately prior to the date of issuance of such rights, options or warrants by a fraction, of which

               (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

               (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

          Such adjustment shall become effective immediately, except as provided in subsection (i) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; PROVIDED, HOWEVER, that if any such rights, options or warrants issued by the Company as described in this subsection (b), whether issued before or after the date of this Indenture, are only exercisable upon the occurrence of certain triggering events, including those relating to control and provided for in a shareholder rights plan, then the Conversion Price will not be adjusted as provided in this subsection (b) until such triggering events occur. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Price then in effect shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (c) In case the Company or any Subsidiary of the Company shall distribute to all holders of Common Stock, any of its assets, evidences of indebtedness, cash or securities (other than (x) dividends or distributions exclusively in cash or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsections (a) or (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (g) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current


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

market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (i) below, after the record date for the determination of stockholders entitled to receive such distribution. If any distribution described above is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, in the event that the fair market value of the assets, evidences of indebtedness, cash or securities so distributed exceeds the current market price per share of Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Company may, in lieu of making an adjustment in the Conversion Price pursuant to this subsection
(c), make adequate provision so that each Holder who converts such Security after the record date for such distribution will be entitled to receive upon such conversion, in addition to shares of Common Stock, the amount of assets, evidences of indebtedness, cash or securities such Holder would have received had such Security been converted immediately prior to the record date for such distribution.

          (d) In case the Company or any Subsidiary of the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with
(c) above, or cash distributed upon a merger or consolidation to which
Section 12.6 applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (g) below) multiplied by the number of shares of Common Stock then outstanding) on the record date of such distribution, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (i) below, after the record date for the determination of stockholders entitled to receive such distribution. If any distribution described above is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, in the event that the amount of cash and the fair market value of such consideration so distributed exceeds the current market price per share of Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Company may, in lieu of making an adjustment in the Conversion Price pursuant to this subsection (d), make adequate provision so that each Holder who converts such Security after the record date for such distribution will be entitled to receive upon such conversion, in addition to shares of Common Stock, the amount of cash or other consideration such Holder would have received had such Security been converted immediately prior to the record date for such distribution.

          (e) In case there shall be completed a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration paid or payable in respect of any other Offer consummated within the 12 months preceding the consummation of such Offer and in respect for which no Conversion Price adjustment pursuant to this subsection (e) has been made and (ii) the aggregate


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

amount of any all-cash distributions referred to in subsection (d) of this
Section 12.5 to all holders of Common Stock within the 12 months preceding the consummation of such Offer for which no conversion price adjustment pursuant to such subsection (d) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

          (f) In case the Company, after the date of this Indenture shall issue shares of its Common Stock, at a price per share less than the current market price per share (as determined pursuant to subsection (g) below) on the date the Company fixes the offering price of such additional shares then the Conversion Price shall be reduced immediately thereafter so that it shall equal the price determined by multiplying such Conversion Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered, would purchase at the current market price and the denominator shall be the number of shares of Common Stock that would be outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

          This Section 12.5(f) does not apply to (i) any transaction described in Sections 12.5(a), (b) or (c); (ii) the issuance of the Securities or the issuance of Common Stock upon conversion of the Securities; (iii) the issuance of Common Stock upon (x) the exercise of any option, warrant or other security convertible or exchangeable into Common Stock ("Equity Interests") issued after the date of this Indenture, to the extent that any required adjustment to the Conversion Price has been made pursuant to this Section 12.5(f) or (y) the issuance of Common Stock pursuant to the exercise of any Equity Interest outstanding on the date of this Indenture; (iv) any Common Stock or Equity Interests issued to the Company's or any Subsidiary's employees, consultants or directors pursuant to any plan or agreement approved by either the stockholders of the Company or a majority of the Company's independent directors; (v) the issuance of any Common Stock or Equity Interests in any BONA FIDE underwritten public offering; or (vi) any Common Stock or Equity Interests issued in connection with any acquisition by the Company with an aggregate purchase price of $15,000,000 or less.

          (g)  For the purpose of any computation under subsections (b), (c),
(d), (e) and (f) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the


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

earlier of the date in question and the date before the "`ex' date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 12.3 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used. For purposes of this paragraph, the term "`ex' date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the Nasdaq National Market (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

          (h) The Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for any period of at least 20 Business Days in which the Company shall give at least 15 days notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. In addition to the foregoing adjustments in subsections
(a), (b), (c), (d), (e) and (f) above and this subsection (h), the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable, including, without limitation, to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes.

          In the event the Company elects to make such a reduction in the conversion price, the Company will comply with the requirements of Rule 14e-1 of the Exchange Act and any other Federal and state laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price of the Securities; PROVIDED that any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          (i) In any case in which this Section 12.5 shall require that an adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 12.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock and other Capital Stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 12.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such conversion.

          (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; PROVIDED that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of Securities at his address as the same appears on the registry books of the Company.

          (l) In the event that the Company distributes rights or warrants (other than those referred to in subsection (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

          (m) For purposes of any computation respecting consideration received pursuant to subsection (f) of this Section 12.5, the following shall apply:

               (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

               (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the Board of Directors; and

          SECTION 12.6. CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF RECLASSIFICATION, CHANGE, MERGER, CONSOLIDATION OR SALE OF ASSETS.

          If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification,


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

change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (PROVIDED that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 12.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article XII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at his address as the same appears on the registry books of the Company.

          Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of
Article VIII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

          SECTION 12.7.     NOTICE OF CERTAIN EVENTS.

          In case:

          (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

          (b) the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

          (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company;

          (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (e)  the Company or any of its Subsidiaries shall complete an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 3.2 hereof, and shall cause to be mailed to each Holder of Securities, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

          SECTION 12.8.     TAXES ON CONVERSION.

          The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

          SECTION 12.9.     COMPANY TO PROVIDE STOCK.

          The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, PROVIDED that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

          If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use its best efforts to secure such registration or approval, as the case may be, PROVIDED, HOWEVER, that nothing in this Section 12.9 shall be deemed to limit in any way the obligations of the Company provided in this Article XII.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

          SECTION 12.10.    DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS.

          Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 12.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Article VIII hereof, to comply with any of the covenants of the Company contained in this Article XII.

          SECTION 12.11. RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED SECURITIES.

          Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.


                                  ARTICLE XIII

                                  MISCELLANEOUS

          SECTION 13.1.     TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA in an Indenture qualified under the TIA, such imposed duties shall control.

          SECTION 13.2.     NOTICES.

          Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Company:

               PETsMART, Inc.
               19601  N. 27th Avenue
               Phoenix, Arizona  85027
               Attention:
               Telecopy:

               if to the Trustee:

               Norwest Bank Minnesota, N.A.
               Sixth and Marquette
               Minneapolis, Minnesota 55479-0069
               Attention:  Corporate Trust Administration
               Telecopy:

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first-class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.3.     COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

          SECTION 13.4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.5.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 13.6.     RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.7.     LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.8.     GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

          SECTION 13.9.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10.    NO RECOURSE AGAINST OTHERS.

          No direct or indirect partner, employee, incorporator, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such partner, stockholder, incorporator, employee, director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 13.11.    SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.12.    DUPLICATE ORIGINALS.

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 13.13.    SEVERABILITY.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 13.14.    TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 13.15.    QUALIFICATION OF INDENTURE.

          To the extent required by law, the Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including reasonable attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, reasonable costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        PETSMART, INC.,

[Seal]

                                        By: /s/ Susan C. Schnobel
                                           ----------------------------------
                                             Name: Susan C. Schnobel
                                                   --------------------------
                                             Title: Senior Vice President and
                                                    Chief Financial Officer
                                                   --------------------------



Attest: /s/ Michele Hughes
       -------------------
          Secretary

                                        NORWEST BANK MINNESOTA, N.A., as Trustee



                                        By: /s/ Jane Schweiger
                                           -------------------------------------
                                             Name: Jane Schweiger
                                                   -----------------------------
                                             Title: Corporate Trust Officer
                                                   -----------------------------

                                                                       EXHIBIT A

                                FORM OF SECURITY

                                 PETSMART, INC.

                      6 3/4% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004

No.                                                    CUSIP No. _______________

                                                                       $ _______

          PETsMART, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of _____ Dollars, on November 1, 2004.

          Interest Payment Dates:  May 1 and November 1; commencing May 1, 1998.

          Record Dates:  April 15 and October 15.

          Reference is made to the further provisions of this Security set forth below, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:

                                  PETsMART, Inc.,
                                  a Delaware corporation
[Seal]


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


Attest:
       ---------------
          Secretary

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities described in the within-mentioned Indenture.

                                  NORWEST BANK MINNESOTA, N.A.
                                  ----------------------------------------------
                                  as Trustee



                                  By
                                    --------------------------------------------
                                    Authorized Signatory


Dated:

          [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

          ["THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, EACH HOLDER (1) AGREES, FOR THE BENEFIT OF PETSMART, INC., THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER

--------------------

(1) This paragraph should be included only if the Security is issued in global form.

THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."](2)

-------------------------
(2) This paragraph should be removed upon the registration of the Securities pursuant to the terms of the Registration Rights Agreement.

                                 PETSMART, INC.


                      6 3/4% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004

1.   INTEREST.

          PETsMART, Inc, a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 6 3/4% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment or Liquidated Damages due but unpaid on such principal amount at a rate of 6 3/4% per annum compounded semi-annually.

          The Company will pay interest semi-annually on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing May 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   METHOD OF PAYMENT.

          The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and Defaulted Interest relating thereto, may be paid to the persons who are registered Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal, premium and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium and interest on Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.   PAYING AGENT AND REGISTRAR.

          Initially, Norwest Bank Minnesota, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE.

          The Company issued the Securities under an Indenture, dated as of November 7, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the

Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $175,000,000 ($201,250,000 if the Initial Purchaser over-allotment option is exercised in full).

5.   OPTIONAL REDEMPTION.

          The Securities will not be subject to redemption at the Company's option prior to November 1, 2000. On or after November 1, 2000, upon not less than 20 nor more than 60 days notice to each Holder of Securities, the Securities will be redeemable for cash at the option of the Company, in whole or in part, at the following Redemption Prices (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on any Interest Payment Date that is on or prior to the Redemption Date.

               If redeemed during
               the 12-month period
               beginning November 1
               of the years indicated
               below:                             Redemption Price
               ----------------------             ----------------

               2000. . . . . . . . . . . . .          103.857%
               2001. . . . . . . . . . . . .          102.893
               2002. . . . . . . . . . . . .          101.929
               2003. . . . . . . . . . . . .          100.964


          Any such redemption will comply with Article III of the Indenture.

6.   MANDATORY REDEMPTION.

          Except as set forth in paragraph 15, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

7.   NOTICE OF REDEMPTION.

          Notice of redemption will be sent by first class mail, at least 20 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article XI of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

8.   DENOMINATIONS; TRANSFER; EXCHANGE.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

9.   PERSONS DEEMED OWNERS.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease and the Holder of such Security shall thereafter look only to the Company for payment of such money.

11.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  CONVERSION RIGHTS.

          Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $8.75 (or 114.2857 shares per $1,000 principal amount of Securities), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Security. The number of shares of Common Stock into which the Holders have the right to convert shall be determined by dividing the principal amount of such Securities by the conversion price then in effect.

13.  ADDITIONAL RIGHTS.

          In addition to the rights provided to Holders of the Securities under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company and the Initial Purchasers (the "Registration Rights Agreement").

14.  RANKING.

          Payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

15.  REPURCHASE AT OPTION OF HOLDER UPON A CHANGE OF CONTROL.

          If there is a Change of Control, the Company shall be required to offer to purchase on the Repurchase Date all outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

16.  SUCCESSORS.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations (except with respect to any obligations that arise from or as a result of such transaction).

17.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.
The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest), if it determines that withholding notice is in their interest.

18.  TRUSTEE DEALINGS WITH COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

19.  NO RECOURSE AGAINST OTHERS.

          No director or indirect partner, employee, stockholder, director, or officer or, as such, past, present or future, of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such partner stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  GOVERNING LAW.

          (THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

21.  AUTHENTICATION.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22.  ABBREVIATIONS AND DEFINED TERMS.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                              [FORM OF] ASSIGNMENT



          I or we assign this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)


     Please insert Social Security or other identifying number of assignee

--------------------------------------------------------------------------------

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                             Signed:
      ------------                        --------------------------------------

--------------------------------------------------------------------------------

                           exactly as name appears on
                        the other side of this Security)


Signature Guarantee.*




------------------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Article X of the Indenture, check the box: / /

          If you want to elect to have only part of this Security purchased by the Company pursuant to Article X of the Indenture, state the amount you want to be purchased: $________



Date:                              Signature:
     ---------------                         -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

                            FORM OF CONVERSION NOTICE


                               To:  PETsMART, INC.

                                  $175,000,000
                 6 3/4% Convertible Subordinated Notes due 2004

               The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of in accordance with the terms of this Indenture referred to in this Security and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated
     ---------------
                                   ---------------------------------------------
                                   Signature

               Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.

                                   ---------------------------------------------
                                   Social Security or other
                                   Taxpayer Identifying Number

----------------------------------
(Name)

----------------------------------
(Street Address)

----------------------------------
(City, State and Zip Code)
(Please print name and address)

                                   Principal amount to be
                                   converted:  (if less than all)


                                   $
                                    --------------------------------------------
Signature Guarantee.*

-----------------------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES

               The following exchanges of a part of this Global Security for Definitive Securities have been made:

         Amount of        Amount of        Principal Amount   Signature of
         decrease in      increase in      of this Global     authorized officer
         Principal Amount Principal Amount Security following of Trustee or
Date of  of this Global   of this Global   such decrease (or  Securities
Exchange Security         Security         increase)          Custodian
--------------------------------------------------------------------------------

                                   EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
         FROM RULE 144A GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY
                (Pursuant to Section 2.6(a)(i) of the Indenture)


Norwest Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113


     Re:  6 3/4% Convertible Subordinated Notes due 2004 of PETsMART, Inc.

     Reference is hereby made to the Indenture, dated as of November 7, 1997 (the "Indenture"), between PETsMART, Inc., a Delaware corporation (the "Company") and Norwest Bank Minnesota, N.A. (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $ _______________ principal amount of Securities which are evidenced by one or more Rule 144A Global Securities and held with the Depositary in the name of ________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by one or more Regulation S Global Securities, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

     In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

     (1) The offer of the Securities was not made to a person in the United States;

     (2)  either:

          (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

          (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

          (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and


                                      B-1-1

          (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

     Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Security for a beneficial interest in a Regulation S Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Securities pursuant to the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities, Inc., the initial purchasers of such Securities being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                   [Insert Name of Transferor]


                                   By:
                                      ------------------------
                                   Name:
                                   Title:

Dated:

cc:  PETsMART, Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     NationsBanc Montgomery Securities, Inc.


                                      B-1-2

                                   EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
         FROM REGULATION S GLOBAL SECURITY TO RULE 144A GLOBAL SECURITY
                (Pursuant to Section 2.6(a)(ii) of the Indenture)


Norwest Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113


     Re:  6 3/4% Convertible Subordinated Notes due 2004 of PETsMART, Inc.

     Reference is hereby made to the Indenture, dated as of November 7, 1997 (the "Indenture"), between PETsMART, Inc., a Delaware corporation (the "Company") and Norwest bank Minnesota, N.A. as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $_________ principal amount at maturity of Securities which are evidenced by one or more Regulation S Global Securities and held with the Depositary through Euroclear or Cedel in the name of ______________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of the Securities evidenced by one or more Rule 144A Global Securities, to be held with the Depositary.

     In connection with such request and in respect of such Securities, the Transferor hereby certifies that:

                                   [CHECK ONE]

/ / such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

/ / such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

/ / such transfer is being effected pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Securities and Definitive Securities bearing the Restricted Securities Legend and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit C to the Indenture, and if so requested by the Company, an Opinion of Counsel provided by the Transferor or the Transferee (a


                                      B-2-1
copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

/ / such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Securities are being transferred in compliance with the transfer restrictions applicable to the Global Securities and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act and any applicable blue sky securities laws of any State of the United States;

and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Securities for a beneficial interest in Rule 144A Global Securities, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Securities pursuant to the Indenture and the Securities Act.


                                      B-2-2

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities, Inc., collectively the initial purchasers of such Securities being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                           [Insert Name of Transferor]

                                   By:
                                      ----------------------
                                   Name:
                                   Title:

Dated:


cc:  PETsMART, Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     NationsBanc Montgomery Securities, Inc.


                                      B-2-3

                                   EXHIBIT B-3

               FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                        TRANSFER OF DEFINITIVE SECURITIES
                  (Pursuant to Section 2.6(b) of the Indenture)


Norwest Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113


     Re:  6 3/4% Convertible Subordinated Notes due 2004 of PETsMART, Inc.

     Reference is hereby made to the Indenture, dated as of November 7, 1997 (the "Indenture"), between PETsMART, Inc., a Delaware corporation (the "Company") and Norwest Bank Minnesota, N.A. as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This relates to $ ____________ principal amount of Securities which are evidenced by one or more Definitive Securities in the name of _________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Security(ies) in the form of an equal principal amount of Securities evidenced by one or more Definitive Securities, to be delivered to the Transferor or, in the case of a transfer of such Securities, to such Person as the Transferor instructs the Trustee.

     In connection with such request and in respect of the Securities surrendered to the Trustee herewith for exchange (the "Surrendered Securities"), the Holder of such Surrendered Securities hereby certifies that:

                                   [CHECK ONE]

/ / the Surrendered Securities are being acquired for the Transferor's own account, without transfer;

                                       or

/ /  the Surrendered Securities are being transferred to the Company;

                                       or

/ / the Surrendered Securities are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

/ / the Surrendered Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act;


                                      B-3-1
                                       or

/ / the Surrendered Securities are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Securities and Definitive Securities bearing the Restricted Securities Legend and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit C to the Indenture and, if the Company so requests, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

/ / the Surrendered Securities are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Securities are being transferred in compliance with the transfer restrictions applicable to the Global Securities and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act and any applicable blue sky securities laws of any State of the United States;

and the Surrendered Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.


                                      B-3-2

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities, Inc., the initial purchasers of such Securities being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                           [Insert Name of Transferor]


                                   By:
                                      ----------------------
                                   Name:
                                   Title:
Dated:

cc:  PETsMART, Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     NationsBanc Montgomery Securities, Inc.


                                      B-3-3

                                   EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                        FROM RULE 144A GLOBAL SECURITY OR
                          REGULATION S GLOBAL SECURITY
                             TO DEFINITIVE SECURITY
                  (Pursuant to Section 2.6(c) of the Indenture)


Norwest Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113


     Re:  6 3/4% Convertible Subordinated Notes due 2004 of PETsMART, Inc.

     Reference is hereby made to the Indenture, dated as of November 7, 1997 (the "Indenture"), between PETsMART, Inc., a Delaware corporation (the "Company") and Norwest Bank Minnesota, N.A. as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $__________ principal amount of Securities which are evidenced by a beneficial interest in one or more Rule 144A Global Securities or Regulation S Global Securities in the name of ____________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Securities evidenced by one or more Definitive Securities, to be delivered to the Transferor or, in the case of a transfer of such Securities, to such Person as the Transferor instructs the Trustee.

     In connection with such request and in respect of the Securities surrendered to the Trustee herewith for exchange (the "Surrendered Securities"), the Holder of such Surrendered Securities hereby certifies that:

                                   [CHECK ONE]

/ / the Surrendered Securities are being transferred to the beneficial owner of such Securities;

                                       or

/ / the Surrendered Securities are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting they requirements of Rule 144A;

                                       or

/ / the Surrendered Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or


                                      B-4-1

/ / the Surrendered Securities are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

/ / the Surrendered Securities are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Securities and Definitive Securities bearing the Restricted Securities Legend and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit C to the Indenture and, if the Company so requests, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Securities are being transferred in compliance with the transfer restrictions applicable to the Global Securities and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act any any applicable blue sky securities laws of any state of the United States;

and the Surrendered Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.


                                      B-4-2

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities, Inc., the initial purchasers of such Securities being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                           [Insert Name of Transferor]

By:
   ------------------------

                              Name:
                              Title:

Dated:

cc:  PETsMART, Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     NationsBanc Montgomery Securities, Inc.


                                      B-4-3

                                    EXHIBIT C

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Norwest Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, Minnesota 55479-0113


     Re:  6 3/4% Convertible Subordinated Notes due 2004 of PETsMART, Inc.


          In connection with our proposed purchase of $__________ aggregate principal amount of:

     (a)  / /  Beneficial interests, or

     (b)  / /  Definitive Securities

we confirm that:

          1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Securities and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act, and that the Securities and the Common Stock issuable upon conversion thereof and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities and the Common Stock issuable upon conversion thereof or any interest therein, (A) we will do so only (1)(a) so long as the Securities and the Common Stock issuable upon conversion thereof are eligible for resale pursuant to Rule 144A under the Securities Act, to a person who the Seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of 144A,
(b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of the Securities Act, (d) to an institutional "accredited investor" (as defined in Rule 501(A)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of the Securities (the form of which can be obtained from the Trustee) and, if the Company so requests, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel), (2) to the Company or any of its subsidiaries or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) we will, and each subsequent holder will be required to, notify any purchaser from it of the security evidenced hereby of the resale restrictions set forth in (A) above.

          3. We understand that, on any proposed resale of the Securities and the Common Stock issuable upon conversion thereof or beneficial interests therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities and the Common Stock issuable upon conversion thereof purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

          5. We are acquiring the Securities or beneficial interests therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          6. We are not acquiring the Securities with a view to any distribution thereof that would violate the Securities Act or the securities laws of any State of the United States.

          7. We understand that the Company and others will rely upon the truth and accuracy of the acknowledgments, representations and agreements contained in this Certification and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Securities, for our own account or for one or more accounts as to which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company.

          8. We have received a copy of the Offering Memorandum and acknowledge that we have had an opportunity to ask questions of representatives of the Company, and had access to such financial and other information as we deem necessary in connection with our decision to purchase the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                   ------------------------------
                                   [Insert Name of Accredited
                                   Investor]

                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


Dated:               ,
       --------------  ----